UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2023

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2023, American Shared Hospital Services (the “Company”) appointed Robert Hiatt as its Chief Financial Officer, effective April 17, 2023. Mr. Hiatt will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Hiatt, age 57, was previously the Chief Financial Officer of AmeriCash Loans, a consumer finance company from October 2007 to December 2022. While at AmeriCash Loans, Mr. Hiatt was responsible for leading the finance team including internal financial reporting, external audit and tax coordination and debt management. From August 2003 to July 2007, Mr. Hiatt served as the Executive Vice President and Chief Financial Officer of United Financial Mortgage Corp, a provider of residential mortgages. Prior to that, Mr. Hiatt was Vice President Finance and Chief Accounting Officer of Novamed, Inc., an operator of ambulatory surgery centers, from September 1997 to August 2003. Mr. Hiatt received his Bachelor’s of Science in Accountancy from Miami University.

There are no family relationships between Mr. Hiatt and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Hiatt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Hiatt will receive an annual base salary of $210,000. He may receive a bonus based on attainment of performance goals in 2023 in an amount up to $35,000. In connection with the commencement of his employment, on April 17, 2023 (the “Grant Date”), Mr. Hiatt received an option award to purchase 20,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The option award will vest in equal annual installments over a five year period beginning on the first anniversary of the Grant Date. Mr. Hiatt is entitled to participate in all benefit plans generally made available to executive officers of the Company. A copy of the Offer Letter of Employment, dated April 12, 2023 (the “Offer Letter”), is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

As previously disclosed, in connection with the commencement of Mr. Hiatt’s employment, effective April 17, 2023, Craig Tagawa will continue to serve as the Company’s President and Assistant Secretary, but will no longer serve as the Company’s Chief Financial Officer, principal financial officer or principal accounting officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter of Employment, dated April 12, 2023 between Robert Hiatt and American Shared Hospital Services.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: April 18, 2023	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Executive Chairman of the Board